UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to § 240.14a-12

BlackRock Long-Horizon Equity Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I M P O R T A N T ! URGENT PROXY VOTING REQUEST

BlackRock Long-Horizon Equity Fund

Dear Shareholder,

We previously sent to you proxy materials for the Joint Special Shareholder Meeting of BlackRock Long-Horizon Equity Fund (the “Fund”) and other BlackRock-advised funds, which was adjourned to November 19, 2021, to be held in a virtual meeting format at 3:30 p.m. (Eastern Time).

Your fund’s Board of Trustees has unanimously recommended that shareholders vote FOR the approval of each of the applicable proposals as the Board believes are in the best interest of the Fund and ultimately the Fund’s shareholders.

As one of our important shareholders, your vote is needed to reach the participation levels required to approve these proposals.

Your vote is very important -- please vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed voting instruction form.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-32307 or by calling Computershare Fund Services, the Funds’ proxy solicitor toll free at 1-866-650-3710.

If you have any questions about the proposals or would like to cast your vote with a live proxy voting specialist, please call Broadridge Financial Solutions, toll free at 1-855-973-0098.

If you have already voted, thank you for your response.

Vote Now! Your Investment, Your Vote